UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

COHU, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Cohu, Inc.

12367 Crosthwaite Circle

Poway, California 92064-6817

IMPORTANT ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2020

The following materials supplement the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”) of Cohu, Inc. (“Cohu”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 and subsequently made available to Cohu’s stockholders in connection with the solicitation of proxies by Cohu’s Board of Directors for use at the Annual Meeting of Stockholders scheduled to be held on Wednesday, May 6, 2020 (the “Annual Meeting”). As described in the materials below, the Annual Meeting will now be held in a virtual-only format.

These definitive additional materials are being filed with the SEC and are being made available to Cohu’s stockholders on April 21, 2020.

THESE ADDITIONAL MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE COHU’S OTHER PROXY MATERIALS.

12367 Crosthwaite Circle

Poway, California 92064-6817

NOTICE OF CHANGE TO A VIRTUAL-ONLY FORMAT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2020

To Our Stockholders:

Due to the COVID-19 pandemic and to support the health and safety of our stockholders, employees, Board of Directors and surrounding communities, Cohu, Inc. is hereby announcing, pursuant to the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement dated March 25, 2020 previously mailed or made available to stockholders entitled to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”), that the Annual Meeting will be held in a virtual-only format instead of as an in-person meeting. In light of this change, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held on Wednesday, May 6, 2020 at 1:00 p.m. Pacific Daylight Time, as previously scheduled. As described in the proxy materials we previously distributed for the Annual Meeting, holders of our common stock at the close of business on March 17, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the 2020 Annual Meeting, stockholders will be required to register in advance at http://viewproxy.com/cohu/2020/.  Registration will close at 2:00 p.m. Pacific Daylight Time on Monday, May 4, 2020.  Stockholders will be able to log into the meeting platform on Wednesday, May 6, 2020 by visiting http://viewproxy.com/cohu/2020/vm and providing the log-on information obtained during the registration process. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website.

We encourage you to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in our proxy materials. The proxy card, voting instruction form or notice of internet availability you previously received will not be updated to reflect the change in format of the meeting, but may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

 Thomas D. Kampfer

 Secretary

Poway, California

April 21, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 6, 2020: The Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

COHU PROVIDES ADDITIONAL INFORMATION REGARDING
2020 ANNUAL MEETING OF STOCKHOLDERS
DUE TO COVID-19 PRECAUTIONS

POWAY, Calif., April 21, 2020 -- Cohu, Inc. (NASDAQ: COHU), a global leader in back-end semiconductor equipment and services, announced today that due to the COVID-19 pandemic and to support the health and safety of the company’s stockholders, employees, Board of Directors and surrounding communities, Cohu’s 2020 Annual Meeting of Stockholders will be held in a virtual-only format instead of as an in-person meeting. In light of this change, stockholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held Wednesday, May 6, 2020 at 1:00 p.m. Pacific Daylight Time, as previously scheduled. As described in the proxy materials for the Annual Meeting, holders of our common stock at the close of business on March 17, 2020, the record date, are entitled to participate in the Annual Meeting. In order to attend the 2020 Annual Meeting, stockholders will be required to register in advance at http://viewproxy.com/cohu/2020/. Registration will close at 2:00 p.m. Pacific Daylight Time on Monday, May 4, 2020.  Stockholders will be able to log into the meeting platform on Wednesday, May 6, 2020 by visiting http://viewproxy.com/cohu/2020/vm and providing the log-on information obtained during the registration process. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website.

About Cohu:

Cohu (NASDAQ: COHU) is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors and printed circuit boards. Additional information can be found at www.cohu.com.

Contact:

Cohu. Inc.

Jeffrey D. Jones - Investor Relations

858-848-8106